UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 23, 2004

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)		93111 (Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 23, 2004, Superconductor Technologies Inc. (the “Company”) entered into several securities purchase agreements with selected institutional investors for the registered sale of 15,600,000 shares of common stock at an aggregate offering price of $10.9 million. The Company expects the sale will generate net proceeds of $10.1 million, and it expects to close the offering on or before November 29, 2004. The closing is subject to the satisfaction of customary closing conditions.

     The Company also entered into a related Placement Agency Agreement with Needham & Company. Needham & Company is acting as exclusive placement agent for the offering, and the Company has agreed to pay the placement agent a fee of 6% of the gross proceeds.

     The Company is making the sale pursuant to a shelf registration on Form S-3 (File No. 333-111818) declared effective by the Securities and Exchange Commission on March 17, 2004. The Company filed with the Securities and Exchange Commission a prospectus supplement dated November 22, 2004 for this offering pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. This filing is neither an offer to sell nor the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. The offering may be made only by means of the prospectus supplement and the accompanying prospectus. The prospectus supplement and accompanying prospectus are available at www.sec.gov or from Martin S. McDermut, Superconductor Technologies Inc., 460 Ward Drive Santa Barbara, CA 93111.

     The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement attached as Exhibit 10.2 and the Placement Agency Agreement attached as Exhibit 10.1. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Placement Agency Agreement, dated November 22, 2004, by and between the Company and Needham & Company.

10.2	Form of Securities Purchase Agreement between the Company and each investor. (See Exhibit A to the Placement Agency Agreement attached hereto as Exhibit 10.1.)

99.1	Press Release dated November 24, 2004 announcing the transaction.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: November 23, 2004	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President, Chief
Financial Officer and Secretary

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